                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       NEW AMERICAN HEALTHCARE CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 Tennessee                            62-1612155
--------------------------------------------------------------------------------
(State of incorporation or organization) (I.R.S. Employer Identification Number)



             109 Westpark Drive, Suite 440 Brentwood Tennessee 37027
--------------------------------------------------------------------------------
               (Address of principal executive offices)(Zip Code)



        Securities to be registered pursuant to Section 12(b) of the Act:

 Title of each class                          Name of each exchange on which
 to be so registered                          each class is to be registered
 -------------------                          ------------------------------
Common Stock, par value                           New York Stock Exchange
    $.01 per share



        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

                             Exhibit Index on Page 2
                                   Page 1 of 3

Item 1.     Description of Registrant's Securities to be Registered.


            A description of the securities registered hereunder comparable to that required by Item 1 of Form 8-A is set forth under the caption "Description of Capital Stock - Common
            Stock" in the Prospectus contained in a Registration Statement on Form S-1 (No. 333-57913) filed with the Commission on June
            26, 1998 as amended by Amendment #1 filed with the Commission on July 31, 1998 and as amended by Amendment #2 filed with the Commission on August 13, 1998 ("Registration Statement on Form S-1") as such Prospectus may be further revised, supplemented, modified or amended and is hereby incorporated by reference in answer to this
            Item 1.


Item 2.     Exhibits

            All exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange.

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized:

                                NEW AMERICAN HEALTHCARE CORPORATION

                                By:  /s/ Robert M. Martin
                                     -------------------------------------------
                                     Robert M. Martin, Chairman and Chief
                                     Executive Officer


Dated: August 7, 1998





                                        3